CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS

                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                February 28, 2003
                        ---------------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)


                             ONLINE PROCESSING, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Nevada                        333-69270                  22-3774845
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


                             1295 South Lewis Street
                                Anaheim, CA 92805
               ---------------------------------------------------
               (Address of principal executive offices (zip code))


                                 (714) 491-7923
               ---------------------------------------------------
              (Registrant's telephone number, including area code)


                        750 East Interstate 30, Suite 100
                               Rockwall, TX 75087
                     --------------------------------------
                                (Former Address)


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On February 28, 2003, the Company entered into a share exchange agreement (the "Agreement") to acquire Communication Field Services, Inc. ("CFS"). As a result of the CFS Exchange Transaction, CFS has become a wholly-owned subsidiary of the Company and the shareholders of CFS own the majority of the voting stock of the Company. In accordance with the Agreement, the following events occurred:

     (1) The Company issued 10,800,000 shares of its Common Stock in exchange for all the issued and outstanding capital stock of CFS from 12 accredited investors pursuant to a claim of exemption under Section 4
          (2) of the Securities Act of 1933, as amended.

     (2) Terri Wonderly, the majority shareholder and sole officer and director of the Company prior to the share exchange, cancelled back to the Company 2,000,000 shares of the Company's Common Stock.

     (3) The resignation of Terri Wonderly as an officer of the Corporation and the election of Peter Bowthorpe as Chairman of the Board and Assistant Secretary of the Company and Roger Henley as President and Secretary of the Company. Messrs. Bowthorpe and Henley were appointed by the Board of Directors of the Company to be directors of the Company immediately prior to the resignation of Ms. Wonderly as a director of the Company.

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     (4)  The Company  also issued  190,000  shares of its Common  Stock to Lynn
          Management, LLC, at a purchase price of $0.001 per share, in consideration for providing consulting services to the Company in connection with the CFS Exchange Transaction.

     (5) The Company and each of the former CFS shareholders entered into Option Agreements, Stock Pledge Agreements, and related Escrow Agreements, pursuant to which (a) "call" options were granted by Ms. Wonderly to two former CFS shareholders to purchase an aggregate of 410,000 of the Company's Common Stock from Ms. Wonderly for a period of one year from the date of the share exchange at a purchase price of $0.61 per share, none of the proceeds of which shall be payable to the Company. In the event that these options are not exercised Ms. Wonderly has been granted an option to "put" to the Company (compel it to buy) such shares, or any portion of which that were not purchased pursuant to the options Ms. Wonderly at the same purchase price of $0.61 per share. In the event that all 410,000 such shares are not purchased from Ms. Wonderly in accordance with the call options , the put option, or both, the former CFS shareholders shall have forfeited all of their shares acquired in the Company to Terri Wonderly and the Company shall divest itself of all of the shares it owns in CFS. In such event, the Common Stock of CFS shall be distributed back to the same shareholders of CFS, or their successors in interest, in proportion to their original holdings exchanged for shares of the Company under the Agreement.

     (6) The Company has agreed that it will not issue any shares of its Common Stock pursuant to a Registration Statement filed on Form S-8 until the previously discussed Option Agreements have been either (a) exercised and paid in full or terminated; and (b) the Company has completed an additional business acquisition. No such future business acquisition has yet been identified by the Company and there are no minimum requirements as to the parameters of any such business defined under this covenant.

     (7) Ms. Wonderly, as of the date of the CFS Exchange Transaction has assumed all the debts and liabilities of the Company and has acquired from the Company all of its assets relating to the business of the Company conducted prior to the CFS share exchange.

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The CFS Exchange  Transaction  does not require the approval of  shareholders of the Company. A copy of the Share Exchange Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

As a result of the transaction with CFS and the related issuance of 10,800,000 shares of Common stock to CFS shareholders, the following persons are known to the Company to own 5% or more of the Company's Voting Stock:


                                                 AMOUNT               PERCENT
Name and Address                            BENEFICIALLY OWNED*       OF CLASS
----------------

Peter Bowthorpe                                 2,086,000               16.56%
6 The Homestead, Sea Road, East Preston
West Sussex BN161LW
United Kingdom

Roger Henley                                    3,260,000               25.87%
530 Abenida Victoria #F
San Clemente, California 92672

Joel A. Shapiro                                 3,472,000(1)            27.56%
65 Shrewsbury Road
Livingston, NJ 07039

Patrick Shane.                                  3,472,000(1)            27.56%
601 Lake Avenue
Altamonte Springs, FL  32701

All directors and officers                      5,346,000               42.43%
as a group (2 persons)

     * Unless otherwise indicated such person is the sole beneficial owner of the shares set forth opposite his name.

     (1) Messrs. Shapiro and Shane work closely together in connection with a consulting firm, JS Capital LLC, which is owned by Mr.. Shapiro. Messrs. Shapiro and Shane each beneficially own 1,736,000 shares (13.78%). Each of Messrs. Shapiro and Shane disclaim beneficial and/or voting control over the others shares.

Potential Change in Control.
----------------------------
Should the previously discussed options not be exercised and paid for, Terri Wonderly could again become the controlling shareholder of the Company.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

As a result of the CFS Exchange Transaction, the Company acquired 100% ownership of Communication Field Services, Inc. ("CFS").

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Background of CFS

Communication Field Services, Inc. ("CFS"), a Nevada corporation, was formed for the purpose of providing installation, maintenance and servicing of communication technologies. Our vision is for CFS, through growth, future acquisitions and the establishment of contractual relationships with servicing companies conducting operations in areas not serviced directly by CFS personnel, to become a pre-eminent, world-wide provider of installation, maintenance and servicing of both existing and evolving communication technologies. Management believes that multi-location businesses will be attracted to the services to be made available by CFS as it will allow them to contract with one service provider to install, maintain and service, in a uniform manner, all of the high-technology locations of the potential customers.


                                   COMPETITION

The market for installation, maintenance and servicing of communications equipment is composed of thousands of small to medium sized companies, most of which operate on a limited regional basis. Many of such companies have substantially greater resource than CFS and the Company as a whole. Additionally, the communication industry itself is currently experiencing major changes in light of current economic conditions and demand for services. The lessening of growth in that industry and the users of their services can have a substantial effect upon the demand for the service envisioned to be provided by CFS.

                                    EMPLOYEES

The Company currently employees 17 full time employees and one part time management employee, consisting of 3 members of management, 5 Project Managers, 4 Technicians, 3 sales persons and 2 clerical employees . The Company may hire additional employees on a full time, part time or independent contractor basis as its business grows. The Company currently utilizes independent contractors that it has established working relationships with to service the needs of its customers outside of the immediate geographic area of the Company's offices. The current data base of the Company, provides access to approximately 3,500 such independent contractors.


                             TRADEMARKS AND PATENTS

The Company does not presently own any patents or trademarks. The Company does intend to develop a brand identity in the future for its services, in addition to the name of CFS.

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                                    PROPERTY

The Company's corporate offices are located at 1295 South Lewis Street, Anaheim, California 92805. The Company rents these corporate offices, which consists of approximately 6,000 square feet, under a verbal lease agreement with Walter Reichman. The current rent for the space is $4,000 per month. Both the Company and the landlord have a right to terminate the arrangement upon 30 days written notice. Management believes that if the lease is terminated similar space would be currently available to the Company in the area.


                                   LITIGATION

         There is no outstanding material litigation in which the Company is involved and the Company is unaware of any pending actions or claims against it.


                                   MANAGEMENT

Information as to the directors and officers of the Company is as follow:

Name                                       Position
---------------                            ---------------------

Peter Bowthorpe                            Chairman and Director

Roger Henley                               President and Director

Peter Bowthorpe, Chairman. Mr. Bowthorpe assumed the positions of Chairman of the Company upon the occurrence of the CFS share exchange. Since 1996 Mr. Bowthorpe has been a Senior partner and Managing Director of Oxbridge Enterprises Limited, a private company registered in the Republic of Ireland, with offices in the United Kingdom. Mr. Bowthorpe will continue such affiliation and will be a part-time executive employee and a director of the Company Mr. Bowthorpe attended Lancing College, Sussex, England and Hertford College, Oxford University, England and received a BA degree in Chemistry from Oxford University in 1957.

Roger Henley, President and director. Mr. Henley became the President and sole director of CFS shortly after its formation in September, 2002. Mr. Henley assumed the positions of President and a director of the Company upon the occurrence of the CFS share exchange. Prior thereto, from July 1, 2002 to October 1, 2002, Mr., Henley served as President of Wireless Technologies, Inc, Cypress, CA, and from 1997 to June 30, 2002 was President of Communications International, Inc., Cypress, CA. In July, 2000 Communications International, Inc. was acquired by Vertex International, a publicly traded company. Mr. Henley attended California State University-Fullerton and received a BA degree in accounting. in 1974.

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ITEM 5. OTHER EVENTS.

The Company has retained Peter Bowthorpe's services as Chairman of the Board, with certain officer duties assigned to such position, at an initial annual salary of $60,000 per annum on a part-time basis, and has similarly retained Mr. Henley as President of the Company, on a full time basis, at an initial annual salary of $150,000 per annum. The Company has not yet negotiated employment agreements with Messrs. Bowthorpe or Henley, but intends to do so in the near future. The Board of Directors reserves the right to increase the compensation of such individuals during such negotiation process and to pay performance and other bonuses to its executive employees. It is anticipated that these officers will receive significant employee benefits traditional to many executives of publicly traded companies. The Company intends to seek qualified independent members to serve on its Board of Directors. The Company expects that it will have to pay substantial director's fees to any such independent director.


ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS

Pursuant to the Share Exchange Agreement, Ms. Wonderly has resigned as President and a Director of the Company. There have been no disagreements between the registrant and Ms. Wonderly.


ITEM 7. FINANCIAL STATEMENTS

No financial statements are filed herewith. The Registrant is required to file financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.


                                    EXHIBITS

2.01 Share Exchange Agreement between Online Processing, Inc and the shareholders of Communication Field Services, Inc., dated February 28, 2003.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


ONLINE PROCESSING, INC..


By:  /s/ Roger Henley
     -------------------------------
         Roger Henley, President

Dated:  March 7, 2003


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EXHIBIT
NUMBER         EXHIBIT DESCRIPTION
------         -------------------

2.01 Share Exchange Agreement, entered into as of February 28, 2003, among the Company and the owners of record of all of the issued and outstanding stock of Communication Field Services, Inc., together with the exhibits thereto.

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